Weinberg & Associates LLC
6812 Cherokee Drive, Baltimore, MD 21209
Phone (410) 705-3155
________________________________________________________________________

Mrs. Margolit Yosef, CEO
Global Dynamics Corp.
43 Hakablan Street
Jerusalem 93874 Israel

Dear Mrs. Yosef:

CONSENT OF INDEPENDENT AUDITORS

I consent to the incorporation in the Registration Statement of Global Dynamics Corp. on Form S-1 of my report on the financial statements of the Company as its registered independent auditor dated November 18, 2008, as of and for the period ended September 30, 2008. I further consent to the reference to me in the section on Experts.

Respectfully submitted,

/s/ Alan Weinberg, CPA

Baltimore, Maryland
December 15, 2008